Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

October 3, 2025

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

To the addressee set forth above:

We have acted as local Nevada counsel to XOMA Royalty Corporation, a Nevada corporation (the “Company”), which is the resulting entity (as defined in Nevada Revised Statutes 92A.090) in the conversion of XOMA Royalty Corporation, a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation (the “Conversion”), in connection with the Registration Statement on Form S-3 (File No. 333-277794) (including the Prospectus (as defined below) contained therein, the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on June 17, 2024, relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, pursuant to the base prospectus (the “Prospectus”) included therein:

(i) shares (“Common Shares”) of the Company’s common stock, par value $0.0075 per share (the “Common Stock”), which Common Shares include any shares of Common Stock issuable upon the (x) conversion or exchange, as applicable, of any Debt Securities (as defined below) convertible or exchangeable into shares of Common Stock and (y) exercise of any Warrants (as defined below) to purchase shares of Common Stock;

(ii) shares (“Preferred Shares”, and together with the Common Shares, “Shares”) of the Company’s preferred stock, par value $0.05 per share (the “Preferred Stock”) in one or more series, which Preferred Shares include any shares of Preferred Stock issuable upon the (x) conversion or exchange, as applicable, of any Debt Securities convertible or exchangeable into shares of Preferred Stock and (y) exercise of any Warrants to purchase shares of Preferred Stock;

(iii) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”) to be issued pursuant to one or more depositary receipts or depositary agreements (each such receipt or agreement, a “Deposit Agreement”), which Depositary Shares include any Depositary Shares issuable upon the exercise of any Warrants (as defined below) to purchase Depositary Shares;

(iv) debt securities (“Debt Securities”) to be issued pursuant to one or more indentures in substantially the form filed as an exhibit to the Registration Statement (each, as amended or supplemented through and including the date of each issuance of Debt Securities, an “Indenture”), which Debt Securities include any Debt Securities issuable upon the exercise of any Warrants to purchase Debt Securities;

XOMA Royalty Corporation

October 3, 2025

(v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (“Warrants”), issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”);

(vi) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (“Subscription Rights”), to be evidenced by an applicable subscription rights certificate (each, a “Subscription Rights Certificate”) and issued pursuant to one or more standby underwriting or purchase agreements with one or more underwriters or other persons (each, a “Subscription Rights Agreement”);

(vii) contingent value rights presenting the contractual right to receive additional consideration in connection with an acquisition of businesses, assets, royalty interests or securities of other companies (“CVRs”, and together with Subscription Rights, “Rights”), to be evidenced by an applicable contingent value rights certificate (each, a “CVR Certificate”) and issued pursuant to one or more contingent value rights agreements (each, a “CVR Agreement”);

(viii) royalty certificates representing the contractual right to receive royalties from the Company and/or the Company’s existing or future subsidiaries, including royalties of third parties for which the Company has a contractual entitlement (“Royalty Certificates”), to be issued pursuant to one or more subscription agreements (each, a “Subscription Royalties Agreement”) or CVR Agreement; and

(ix) units (the “Units”, and together with the Shares, Depositary Shares, Debt Securities, Warrants, Rights and Royalty Certificates, the “Securities”) comprising any combination of the foregoing Securities, to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”).

This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectuses, (ii) the Company’s articles of incorporation and bylaws, each as amended to date (collectively, the “Governing Documents”), and (iii) such other agreements, instruments, corporate records (including, without limitation, resolutions adopted by the board of directors and any committee thereof) and documents, or forms thereof, as we have deemed necessary or appropriate, and (b) we have obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

XOMA Royalty Corporation

October 3, 2025

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that: (i) each agreement, instrument and other document (or form thereof) we have reviewed or which is referenced herein or therein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments and other documents relating to the offering, issuance, registration or sale of any Securities, including any and all Deposit Agreements (including each depositary receipt contemplated thereby), Indentures (including any officer’s certificate(s) or supplemental indenture(s) relating thereto), underwriting agreements, Warrant Agreements (including each warrant certificate contemplated thereby), Subscription Rights Agreements (including each Subscription Rights Certificate evidencing any Subscription Right), CVR Agreements (including each CVR Certificate evidencing any CVR), Subscription Royalties Agreements (including each Royalties Certificate) and Unit Agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (iii) each of the Securities Documents, the form of which has been filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iv) the obligations of each party set forth in the Securities Documents are and will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be issued, offered or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is binding upon the Company, or any requirement or restriction imposed by any court or governmental or regulatory agency, authority or body; (vi) prior to the Conversion, the Delaware Corporation properly took all corporate action required under the laws of the State of Delaware in connection with and for the filing of the Registration Statement and the registration of the Securities; (vii) (a) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Securities or other securities of the Company underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any Securities or any other agreement, plan or arrangement), (b) all Securities have been and will be issued, offered and sold in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, (c) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including the Preferred Shares) have been or will be fixed and set forth in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly authorized by the board of directors of the Company, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and (d) any and all certificates evidencing any Common Shares, Preferred Shares, Warrants, Rights, Royalty Certificates or Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (viii) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including pursuant to the terms of any Securities), or otherwise, will not exceed the total number of shares

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October 3, 2025

of Common Stock then authorized under the Company’s articles of incorporation; (ix) at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; (x) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including pursuant to the terms of any Securities), or otherwise, will not exceed the total number of shares of such series then designated under the articles of incorporation or the Certificate of Designation for such series; (xi) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (xii) each natural person executing a document has or will have sufficient legal capacity to do so; (xiii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (xiv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, Securities and Certificates of Designation, as applicable, including proper conversion, exchange or exercise of any relevant Securities and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, Securities and Certificates of Designation, as applicable, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

2. If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Depositary Shares, Debt Securities, Warrants, Rights, Royalty Certificates or Units, such Securities will be duly authorized.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

XOMA Royalty Corporation

October 3, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP